EXHIBIT 99.1

Royal Gold Reports Second Quarter 2019 Results

DENVER, COLORADO.  FEBRUARY 6, 2019: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) reports net income of $23.6 million, or $0.36 per share, on revenue of $97.6 million in its fiscal second quarter ended December 31, 2018 (“second quarter”).  Second quarter reported earnings included an income tax benefit resulting from the Company’s updated analysis of the tax impacts attributable to H.R. 1, originally known as the Tax Cuts and Jobs Act (the “Act”), which was partially offset by a decrease in the fair value of equity securities.

Second Quarter Key Metrics Compared to Prior Year Quarter:

•	Revenue of $97.6 million, a decrease of 14.6%
•	Operating cash flow of $58.8 million, a decrease of 22.2%
•	Volume of 79,600 GEOs,[1] a decrease of 11.3%
•	Dividends paid of $16.4 million, an increase of 4.3%
•	Average price of $1,226 per gold ounce, a decrease of 3.8%

“Our second quarter consolidated operating performance was consistent with our guidance,” commented Tony Jensen, President and CEO.  “We were pleased to see several positive developments in our portfolio during the quarter, including good operating performance at Mount Milligan despite water supply challenges, continued improvement in production levels at Rainy River, and the start of commercial production at the Pyrite Leach Project at Peñasquito.  As we look forward in calendar 2019, we expect to see continued improvement at Rainy River and further positive news with respect to resolving water supply issues at Mount Milligan.”

“We also took our first step toward realizing value for our equity interest in the Peak Gold Project (“Peak Gold”) near Tok, Alaska,” Mr. Jensen continued.  “We believe that Peak Gold is a very attractive opportunity for an operating company that can bring additional talent to advance the project towards production.  Royal Gold will remain committed to the project over the long term through our existing royalty interests, and our considerations for any potential transfer of ownership will include a commitment to advance the project as a priority while respecting best practices for responsible development.”

Recent Developments

Mount Milligan

At the Mount Milligan mine, Centerra Gold Inc. (“Centerra”) reported that there were sufficient water resources in the fourth calendar quarter of 2018 to enable the mill facility to run at a higher than anticipated throughput rate, allowing the operation to achieve the upper end of gold and copper production guidance for the 2018 calendar year.  Calendar year 2018 gold production was 194,993 ounces compared to the guidance range of 175,000 to 195,000 ounces, and copper production was 47.1 million pounds compared to the guidance range of 40 million to 47 million pounds.  During the fourth quarter of calendar 2018, production from Mount Milligan was 60,271 ounces of gold and 11.8 million pounds of copper.

1Gold Equivalent Ounces (“GEOs”) are calculated as revenue divided by the average gold price for the same period. GEOs net of stream payments were 64,800 in the second quarter, compared to 74,100 in the prior second quarter.

For calendar year 2019, Centerra expects mill throughput at Mount Milligan to be reduced during the remainder of the winter season to properly manage the water balance until the water flow increases in the spring.  Once the spring melt has commenced, typically in April, Centerra expects mill throughput levels to return to full capacity.  In the second half of calendar 2019, Centerra expects to achieve an average throughput of approximately 55,000 tonnes per calendar day. For the full calendar year, Centerra expects Mount Milligan’s payable gold production to be in the range of 155,000 to 175,000 ounces, and payable copper production to be in the range of 65 to 75 million pounds.

With respect to water sourcing and permitting activities at Mount Milligan, Centerra reports that permit applications are in process to allow the mine to draw additional flow during the spring melt period for the next three years from each of Philip Lake, Rainbow Creek and Meadows Creek.  This additional water would be stored in the tailings storage facility for use during the remainder of the year, which Centerra expects to be sufficient to allow operations to continue at a rate of 55,000 tonnes per calendar day.  Centerra also reports that it is completing an inventory of regional water sources to identify other potential long-term water sources that could provide additional water through to the end of the mine life.

Rainy River

Improved operating performance at the Rainy River mine, owned and operated by New Gold Inc. (“New Gold”), continued during the fourth calendar quarter of 2018.  Quarterly gold production was 77,202 ounces, a 39% increase over the prior quarter due mainly to higher grade, recovery and throughput rate.  Mill processing reached a run rate of 25,835 tonnes per operating day, the first full quarter in which the mill averaged a daily run rate above the target 24,000 tonnes per day, and the average throughput was 20,558 tonnes per calendar day at an 80% availability.  New Gold expects to replace the ball mill trunnion during the first calendar quarter of 2019 and that recoveries will continue to improve throughout the calendar year.

New Gold also announced that the underground development plan at Rainy River was deferred to 2020, and that it will review alternative underground mining scenarios during calendar 2019 with the overall objective of reducing capital requirements and improving the return on investment for the underground portion of the mine.

Adviser Retained to Assist with Peak Gold Project

Royal Gold retained Scotia Capital Inc. (“Scotia”) to assist in identifying parties interested in advancing Peak Gold.  We own a 40% indirect equity interest in Peak Gold, held through our wholly owned subsidiary Royal Alaska, LLC, and 809,744 common shares (or approximately 12.7%) of Contango ORE, Inc. (“CORE”), our joint venture partner.  In addition to the ownership interests in Peak Gold and CORE equity, the Company also has the right to sell up to 20% of CORE’s aggregate membership interest in the joint venture (for a total sale of up to 60% of the joint venture membership interest) and holds two net smelter return royalties on the Peak Gold land package.

Second Quarter 2019 Overview

Second quarter revenue was $97.6 million compared to $114.3 million in the prior year quarter, with stream revenue totaling $67.7 million and royalty revenue totaling $29.9 million.  The decrease in total revenue for the second quarter compared to the prior year quarter was due to lower average gold, silver and copper prices, as well as lower overall sales and production.  Lower gold stream sales from Andacollo and Pueblo Viejo were partially offset by higher gold and copper sales from Mount Milligan and initial contributions from Rainy River, while a decrease in royalty revenue was due to lower production at Peñasquito and Cortez.

Second quarter cost of sales was approximately $18.2 million, compared to $19.9 million in the prior year quarter.  The decrease was primarily due to lower gold sales from Andacollo.  Cost of sales is specific to the Company’s stream agreements and is the result of the purchase of gold, silver and copper for a cash payment.

General and administrative expenses decreased to $7.4 million in the second quarter from $9.6 million during the prior year quarter.  The decrease during the current period was primarily due to a decrease in legal costs related to the settlement of the Voisey’s Bay royalty calculation dispute during the first quarter of fiscal 2019.

Depreciation, depletion and amortization expense decreased to $38.8 million in the second quarter from $42.0 million in the prior year quarter.  The decrease was primarily attributable to a decrease in gold sales at Andacollo and Pueblo Viejo, partially offset by an increase in metal sales at Mount Milligan and Rainy River.

On July 1, 2018, the Company adopted new Accounting Standards Update guidance which impacts how changes in fair value of equity securities are recognized at each reporting period.  As a result, for the three months ended December 31, 2018, the Company recognized a loss of $3.6 million on changes in fair value of equity securities related to the holdings in CORE and Rubicon Minerals Corporation.  The new guidance could increase earnings volatility in the future.

The Company recognized a second quarter income tax benefit of $2.1 million, compared to an expense of $48.4 million during the prior year quarter.  The effective tax rate for the second quarter was (10.3)% compared to 148.5% for the prior year quarter.  The lower than expected effective tax rate is due to approximately $6.0 million of discrete tax items recorded in the quarter attributable to true-ups made after completing the Company’s analysis of the Act and consideration of recently-issued U.S. Treasury and IRS guidance.  The Company does not anticipate future material changes due to evolving guidance; however, many aspects of the law remain unclear and further regulatory guidance could impact the Company’s effective tax rate.

At December 31, 2018, the Company had current assets of $203.7 million compared to current liabilities of $37.2 million, resulting in working capital of $166.5 million.  This compares to current assets of $125.8 million and current liabilities of $51.4 million at June 30, 2018, resulting in working capital of $74.4 million.

During the second quarter, liquidity needs were met from $79.4 million in net revenue and available cash resources.  As of December 31, 2018, the Company had no amounts outstanding and the full $1 billion available under its revolving credit facility.  Working capital, combined with the Company’s undrawn revolving credit facility, resulted in approximately $1.2 billion of total liquidity at December 31, 2018.

Property Highlights

A summary of second quarter and historical production reported by operators of the Company’s stream and royalty properties can be found on Tables 1 and 2.  Calendar year 2018 operator production estimates for certain properties in which the Company has interests compared to actual production at those properties through December 31, 2018 can be found on Table 3.  Results of the streaming business for the second quarter, compared to the prior year quarter, can be found on Table 4.  Highlights at certain of the Company’s principal producing and development properties during the second quarter, compared to the prior year quarter, are detailed in the Quarterly Report on Form 10-Q.

CORPORATE PROFILE

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties and similar production-based interests.  As of December 31, 2018, the Company owns interests on 191 properties on five continents, including interests on 41 producing mines and 17 development stage projects.  Royal Gold is publicly traded on the Nasdaq Global Select Market under the symbol “RGLD.”  The Company’s website is located at www.royalgold.com.

For further information, please contact:

Alistair Baker

Director, Business Development

(720) 554-6995

Note:    Management’s conference call reviewing the second quarter results will be held on Thursday, February 7, 2019, at noon Eastern Time (10:00 a.m. Mountain Time).  The call will be webcast and archived on the Company’s website for a limited time.

Second Quarter Earnings Call Information:

Dial-In Numbers:	855-209-8260 (U.S.); toll free
855-669-9657 (Canada); toll free
412-542-4106 (International)
Conference Title:	Royal Gold
Webcast URL:	www.royalgold.com under Investors, Events & Presentations

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein.  Such forward-looking statements include statements about solid quarterly results; future production contributions from Peñasquito, Mount Milligan and Rainy River; expectations for continued improvement at Rainy River and positive water supply developments at Mount Milligan; the value to be realized from the Company’s interests in Peak Gold and CORE common shares following a strategic review process; the belief that Peak Gold is an attractive opportunity for an operating company; calendar year 2019 mill throughput, water availability and total payable gold and copper production from Mount Milligan; the impact, if any, on Mount Milligan of Centerra’s water permit applications, whether or not granted, and its regional water source inventory; New Gold’s expectations for improved mill recoveries and the impact of its review of underground mining scenarios; changes in taxes and tax rates resulting from future tax legislation and regulatory guidance; and operators’ estimated and actual production for calendar year 2018, 2019 and future years, and their estimates of reserves and mineralized material.  Net gold and metal reserves attributable to Royal Gold’s stream, royalty and other interests are subject to certain assumptions and, like reserves, do not reflect actual ounces that will be produced.  Like any stream, royalty or similar interest on a non-producing or not-yet-in-development project, our interests on development projects are subject to certain risks, such as the ability of the operators to bring the projects into production and operate in accordance with their feasibility studies and mine plans, and the ability of Royal Gold to make accurate assumptions regarding valuation and timing and amount of payments.  In addition, many of our interests are subject to risks associated with conducting business in a foreign country, including application of foreign laws to contract and other disputes, foreign environmental laws and enforcement and uncertain political and economic environments.  Factors that could cause actual results to differ materially from projections include, among others, precious metals, copper and nickel prices; performance of and production at the Company's stream and royalty properties; the ability of operators to finance project construction to completion and bring projects into production as expected, including development stage mining properties, mine and mill expansion projects and other development and construction projects; operators’ delays in securing or inability to secure or maintain necessary governmental permits; decisions and activities of the operators of the Company's stream and royalty properties; unanticipated grade, environmental, geological, seismic, metallurgical, processing, liquidity or other problems the operators of the Company’s stream and royalty properties may encounter; operators’ inability to access sufficient raw materials, water or power; changes in operators’ project parameters as plans continue to be refined; changes in estimates of reserves and mineralization by the operators of the Company’s stream and royalty properties; contests to the Company’s stream and royalty interests and title and other defects in the properties where the Company holds stream and royalty interests; errors or disputes in calculating stream deliveries and royalty payments, or deliveries or payments not made in accordance with stream and royalty agreements; economic and market conditions; changes in laws governing the Company and its stream and royalty interests or the operators of the properties subject to such interests, and other subsequent events; as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.  Most of these factors are beyond the Company’s ability to predict or control.  The Company disclaims any obligation to update any forward-looking statement made herein.  Readers are cautioned not to put undue reliance on forward-looking statements.

Statement Regarding Third-Party Information:  Certain information provided in this press release, including production estimates for calendar 2019, has been provided to us by the operators of the relevant properties or is publicly available information filed by these operators with applicable securities regulatory bodies, including the Securities and Exchange Commission.  Royal Gold has not verified, and is not in a position to verify, and expressly disclaims any responsibility for the accuracy, completeness or fairness of such third-party information and refers the reader to the public reports filed by the operators for information regarding those properties.

TABLE 1

Second Quarter Fiscal 2019

Revenue and Operators’ Reported Production for Principal Stream and Royalty Interests

(In thousands, except reported production in oz. and lbs.)

		Three Months Ended			Three Months Ended
		December 31, 2018			December 31, 2017
			Reported			Reported
Stream/Royalty	Metal(s)	Revenue	Production1		Revenue	Production[1]
Stream:
Mount Milligan		$28,169			$21,632
	Gold		17,700	oz.		12,600	oz.
	Copper		2.4	Mlbs.		1.8	Mlbs.
Pueblo Viejo		$18,230			$26,355
	Gold		8,900	oz.		14,500	oz.
	Silver		509,500	oz.		469,600	oz.
Wassa and Prestea	Gold	$9,550	7,800	oz.	$8,629	6,800	oz.
Andacollo	Gold	$7,635	6,200	oz.	$21,601	17,000	oz.
Other		$4,095			$1,070
	Gold		2,900	oz.		800.0	oz.
	Silver		36,000	oz.		N/A
Total stream revenue		$67,679			$79,287

Royalty:
Peñasquito		$4,660			$6,190
	Gold		53,400	oz.		71,100	oz.
	Silver		5.0	Moz.		5.1	Moz.
	Lead		36.1	Mlbs.		33.4	Mlbs.
	Zinc		83.1	Mlbs.		94.4	Mlbs.
Cortez	Gold	$2,335	19,900	oz.	$2,934	25,000	oz.
Other	Various	$22,918	N/A		$25,937	N/A
Total royalty revenue		$29,913			$35,061
Total Revenue		$97,592			$114,348

TABLE 1

Second Quarter Fiscal 2019

Revenue and Operators’ Reported Production for Principal Stream and Royalty Interests

(In thousands, except reported production in oz. and lbs.)

		Six Months Ended			Six Months Ended
		December 31, 2018			December 31, 2017
			Reported			Reported
Stream/Royalty	Metal(s)	Revenue	Production[1]		Revenue	Production[1]
Stream:
Pueblo Viejo		$37,717			$51,758
	Gold		18,100	oz.		27,400	oz.
	Silver		1.0	Moz.		1.0	Moz.
Mount Milligan		$37,015			$53,584
	Gold		23,300	oz.		31,300	oz.
	Copper		3.2	Mlbs.		4.4	Mlbs.
Andacollo	Gold	$35,378	28,900	oz.	$33,938	26,700	oz.
Wassa and Prestea	Gold	$17,611	14,400	oz.	$17,699	13,900	oz.
Other		$9,995			$1,070
	Gold		7,400	oz.		800	oz.
	Silver		67,500	oz.		N/A
Total stream revenue		$137,716			$158,049

Royalty:
Peñasquito		$8,297			$13,986
	Gold		103,700	oz.		205,100	oz.
	Silver		9.2	Moz.		11.0	Moz.
	Lead		65.9	Mlbs.		69.6	Mlbs.
	Zinc		147.3	Mlbs.		186.8	Mlbs.
Cortez	Gold	$2,939	26,900	oz.	$5,922	54,900	oz.
Other	Various	$48,633	N/A		$48,867	N/A
Total royalty revenue		$59,869			$68,775
Total revenue		$197,585			$226,824

TABLE 2

Operators’ Historical Production

				Reported Production For The Quarter Ended[1]
Property	Operator	Stream/Royalty	Metal(s)	Dec. 31, 2018		Sep. 30, 2018		Jun. 30, 2018		Mar. 31, 2018		Dec. 31, 2017
Stream:
Mount Milligan	Centerra	35% of payable gold	Gold	17,700	oz.	5,500	oz.	20,700	oz.	25,800	oz.	12,600	oz.
		18.75% of payable copper	Copper	2.4	Mlbs.	0.8	Mlbs.	1.6	Mlbs.	4.3	Mlbs.	1.8	Mlbs.
Pueblo Viejo	Barrick (60%)	7.5% of gold produced up to 990,000 ounces; 3.75% therafter	Gold	8,900	oz.	9,200	oz.	13,200	oz.	8,500	oz.	14,500	oz.
		75% of payable silver up to 50 million ounces; 37.5% therafter	Silver	509,500	oz.	540,200	oz.	616,300	oz.	260,800	oz.	469,600	oz.
Andacollo	Teck	100% of gold produced	Gold	6,200	oz.	22,700	oz.	12,400	oz.	5,400	oz.	17,000	oz.
Wassa and Prestea	Golden Star	10.5% of gold produced up to 240,000 ounces; 5.5% therafter	Gold	7,800	oz.	6,500	oz.	2,800	oz.	6,300	oz.	6,800	oz.
Royalty:
Peñasquito	Goldcorp	2.0% NSR
			Gold	53,400	oz.	50,300	oz.	79,600	oz.	91,200	oz.	71,100	oz.
			Silver	5.0	Moz.	4.2	Moz.	5.0	Moz.	5.0	Moz.	5.1	Moz.
			Lead	36.1	Mlbs.	29.9	Mlbs.	26.6	Mlbs.	26.0	Mlbs.	33.4	Mlbs.
			Zinc	83.1	Mlbs.	64.2	Mlbs.	73.7	Mlbs.	88.0	Mlbs.	94.4	Mlbs.
Cortez	Barrick	GSR1 and GSR2, GSR3, NVR1	Gold	19,900	oz.	7,000	oz.	3,900	oz.	18,900	oz.	25,000	oz.

FOOTNOTES

Tables 1 and 2

1     Reported production relates to the amount of metal sales that are subject to the Company’s stream and royalty interests for the stated period, as reported to the Company by operators of the mines.

2     Individually, no stream or royalty included within the “Other” category contributed greater than 5% of the Company’s total revenue for either period, except Rainy River for the six months ended December 31, 2018.  The “Other” category for streams is the Rainy River gold and silver stream.

3     The gold stream percentage at Wassa and Prestea increased to 10.5% from 9.25%, effective January 1, 2018.

TABLE 3

Calendar 2018 Operator’s Production Estimate vs Actual Production

	Calendar 2018 Operator’s Production			Calendar 2018 Operator’s Production
	Estimate[1]			Actual[2,3]
	Gold	Silver	Base Metals	Gold	Silver	Base Metals
Stream/Royalty	(oz.)	(oz.)	(lbs.)	(oz.)	(oz.)	(lbs.)
Stream:
Andacollo[4]	66,700			59,600
Mount Milligan[5]	175,000 - 195,000			195,000
Copper			40 – 47 million			47.1 million
Pueblo Viejo[6]	575,000 - 590,000	Not provided		581,000	Not provided
Wassa and Prestea[7]	225,000 - 235,000			224,900
Royalty:
Cortez GSR1	48,300			44,600
Cortez GSR2	2,200			5,200
Cortez GSR3	50,500			49,800
Cortez NVR1	31,600			36,600
Peñasquito[8]	310,000	Not provided		220,000	14.1 million
Lead			160 million			82.5 million
Zinc			300 million			225.9 million

1

Production estimates received from the operators are for calendar 2018.  There can be no assurance that production estimates received from the operators will be achieved.  Please refer to the cautionary language regarding forward-looking statements and the statement regarding third party information contained in this press release, as well as the Risk Factors identified in Part I, Item 1A, of the Company’s Fiscal 2018 Form 10-K for information regarding factors that could affect actual results.

2

Actual production figures shown are from the operators and cover the period January 1, 2018 through December 31, 2018, except for Peñasquito which covers the period from January 1, 2018 through September 30, 2018.

3

Actual production figures for Cortez are based on information provided to the Company by Barrick, and actual production figures for Andacollo, Mount Milligan, Pueblo Viejo, Peñasquito (gold) and Wassa and Prestea are the publicly reported figures of the operators of those properties.

4	The estimated and actual production figures shown for Andacollo are contained gold in concentrate.
5	The estimated and actual production figures shown for Mount Milligan are payable gold and copper in concentrate.
6

The estimated and actual production figures shown for Pueblo Viejo are payable gold in doré and represent Barrick’s 60% interest gold produced from Pueblo Viejo.  The operator did not provide estimated silver production.

7	The estimated gold production figures shown for Wassa and Prestea are payable gold in concentrate and doré.
8

The estimated and actual gold production figures shown for Peñasquito are payable gold in concentrate and doré.  The estimated and actual lead and zinc production figures shown are payable lead and zinc from concentrate.  The operator did not provide estimated silver production and the actual silver production figure shown is payable silver in concentrate and doré.

TABLE 4

Stream Summary

	Three Months Ended		Three Months Ended		As of	As of
	December 31, 2018		December 31, 2017		December 31, 2018	June 30, 2018
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Andacollo	10,700	6,200	13,500	17,000	4,500	7,400
Pueblo Viejo	10,400	8,900	12,600	14,500	10,400	9,200
Mount Milligan	10,300	17,700	17,700	12,700	—	300
Wassa and Prestea	4,700	7,900	6,000	6,800	700	3,900
Rainy River	4,500	2,900	1,000	800	1,600	800
Total	40,600	43,600	50,800	51,800	17,200	21,600

	Three Months Ended		Three Months Ended		As of	As of
	December 31, 2018		December 31, 2017		December 31, 2018	June 30, 2018
Silver Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Pueblo Viejo	469,000	509,500	260,200	469,600	469,000	540,200
Rainy River	41,700	36,000	11,900	—	41,700	32,300
Total	510,700	545,500	272,100	469,600	510,700	572,500

	Three Months Ended		Three Months Ended		As of	As of
	December 31, 2018		December 31, 2017		December 31, 2018	June 30, 2018
Copper Stream	Purchases (Mlbs.)	Sales (Mlbs.)	Purchases (Mlbs.)	Sales (Mlbs.)	Inventory (Mlbs.)	Inventory (Mlbs.)
Mount Milligan	2.5	2.4	2.7	1.8	0.9	—

	Six Months Ended		Six Months Ended		As of	As of
	December 31, 2018		December 31, 2017		December 31, 2018	June 30, 2018
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Andacollo	26,000	28,900	26,500	26,700	4,500	7,400
Mount Milligan	23,000	23,300	36,400	31,300	—	300
Pueblo Viejo	19,300	18,100	23,100	27,400	10,400	9,200
Wassa and Prestea	11,200	14,300	13,400	13,900	700	3,900
Rainy River	8,100	7,400	1,000	800	1,600	800
Total	87,600	92,000	100,400	100,100	17,200	21,600

	Six Months Ended		Six Months Ended		As of	As of
	December 31, 2018		December 31, 2017		December 31, 2018	June 30, 2018
Silver Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Pueblo Viejo	978,400	1,049,700	730,200	1,006,200	469,000	540,200
Rainy River	76,900	67,400	11,900	—	41,700	32,300
Total	1,055,300	1,117,100	742,100	1,006,200	510,700	572,500

	Six Months Ended		Six Months Ended		As of	As of
	December 31, 2018		December 31, 2017		December 31, 2018	June 30, 2018
Copper Stream	Purchases (Mlbs.)	Sales (Mlbs.)	Purchases (Mlbs.)	Sales (Mlbs.)	Inventory (Mlbs.)	Inventory (Mlbs.)
Mount Milligan	4.2	3.2	5.3	4.4	0.9	—

ROYAL GOLD, INC.

Consolidated Balance Sheets

(Unaudited, in thousands except share data)

	December 31, 2018	June 30, 2018

ASSETS
Cash and equivalents	$156,536	$88,750
Royalty receivables	25,659	26,356
Income tax receivable	12,793	40
Stream inventory	7,954	9,311
Prepaid expenses and other	793	1,350
Total current assets	203,735	125,807
Stream and royalty interests, net	2,419,908	2,501,117
Other assets	51,463	55,092
Total assets	$2,675,106	$2,682,016
LIABILITIES
Accounts payable	$2,291	$9,090
Dividends payable	17,359	16,375
Income tax payable	10,739	18,253
Withholding taxes payable	2,348	3,254
Other current liabilities	4,439	4,411
Total current liabilities	37,176	51,383
Debt	358,897	351,027
Deferred tax liabilities	90,700	91,147
Uncertain tax positions	35,590	33,394
Other long-term liabilities	5,773	13,796
Total liabilities	528,136	540,747
Commitments and contingencies
EQUITY
Preferred stock, $.01 par value, 10,000,000 shares authorized; and 0 shares issued	—	—
Common stock, $.01 par value, 200,000,000 shares authorized; and 65,396,339 and 65,360,041 shares outstanding, respectively	654	654
Additional paid-in capital	2,197,254	2,192,612
Accumulated other comprehensive loss	—	(1,201)
Accumulated losses	(86,238)	(89,898)
Total Royal Gold stockholders’ equity	2,111,670	2,102,167
Non-controlling interests	35,300	39,102
Total equity	2,146,970	2,141,269
Total liabilities and equity	$2,675,106	$2,682,016

ROYAL GOLD, INC.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited, in thousands except for per share data)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
Revenue	$97,592	$114,348	$197,585	$226,824

Costs and expenses
Cost of sales	18,162	19,863	34,689	40,282
General and administrative	7,423	9,555	17,349	16,455
Production taxes	909	602	2,201	1,145
Exploration costs	842	1,358	5,204	4,561
Depreciation, depletion and amortization	38,807	42,008	81,358	81,701
Total costs and expenses	66,143	73,386	140,801	144,144

Operating income	31,449	40,962	56,784	82,680

Fair value changes in equity securities	(3,631)	—	(5,099)	—
Interest and other income	487	645	590	1,634
Interest and other expense	(7,410)	(9,034)	(15,287)	(17,651)
Income before income taxes	20,895	32,573	36,988	66,663

Income tax expense	2,148	(48,360)	(1,967)	(55,904)
Net income (loss)	23,043	(15,787)	35,021	10,759
Net loss attributable to non-controlling interests	543	1,022	3,575	3,105
Net income (loss) attributable to Royal Gold common stockholders	$23,586	$(14,765)	$38,596	$13,864

Net income (loss)	$23,043	$(15,787)	$35,021	$10,759
Adjustments to comprehensive income (loss), net of tax Unrealized change in market value of available-for-sale securities	—	(390)	—	(193)
Comprehensive income (loss)	23,043	(16,177)	35,021	10,566
Comprehensive loss attributable to non-controlling interests	543	1,022	3,575	3,105
Comprehensive income (loss) attributable to Royal Gold stockholders	$23,586	$(15,155)	$38,596	$13,671

Net income (loss) per share available to Royal Gold common stockholders:
Basic earnings (loss) per share	$0.36	$(0.23)	$0.59	$0.21
Basic weighted average shares outstanding	65,395,457	65,306,766	65,385,161	65,271,131
Diluted earnings (loss) per share	$0.36	$(0.23)	$0.59	$0.21
Diluted weighted average shares outstanding	65,473,400	65,306,766	65,485,423	65,460,430
Cash dividends declared per common share	$0.265	$0.25	$0.515	$0.49

ROYAL GOLD, INC.

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$23,043	$(15,787)	$35,021	$10,759
Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation, depletion and amortization	38,807	42,008	81,358	81,701
Amortization of debt discount and issuance costs	3,961	3,734	7,864	7,413
Non-cash employee stock compensation expense	1,625	2,021	4,070	4,395
Fair value changes in equity securities	3,631	—	5,099	—
Deferred tax expense (benefit)	1,374	29,685	(307)	28,958
Other	—	65	—	(158)
Changes in assets and liabilities:
Royalty receivables	(553)	(206)	697	(2,399)
Stream inventory	2,057	435	1,356	524
Income tax receivable	(6,412)	(1,343)	(12,753)	(5,197)
Prepaid expenses and other assets	1,244	1,326	2,305	(328)
Accounts payable	(2,966)	(673)	(7,026)	(1,658)
Income tax payable	2,727	3,410	(7,514)	9,445
Withholding taxes payable	(203)	(11)	(906)	26
Uncertain tax positions	(1,069)	2,067	2,197	4,560
Other liabilities	(8,435)	8,894	(7,993)	9,193
Net cash provided by operating activities	$58,831	$75,625	$103,468	$147,234

Cash flows from investing activities:
Acquisition of stream and royalty interests	(52)	5	(55)	—
Purchase of equity securities	(3,569)	—	(3,569)	—
Other	34	(194)	(87)	(94)
Net cash used in investing activities	$(3,587)	$(189)	$(3,711)	$(94)

Cash flows from financing activities:
Repayment of revolving credit facility	—	(50,000)	—	(100,000)
Net payments from issuance of common stock	(245)	(12)	(2,217)	(3,541)
Common stock dividends	(16,378)	(15,709)	(32,754)	(31,391)
Contributions from non-controlling interest	2,790	—	2,790	—
Other	(1,953)	22	210	77
Net cash used in financing activities	$(15,786)	$(65,699)	$(31,971)	$(134,855)
Net increase in cash and equivalents	39,458	9,737	67,786	12,285
Cash and equivalents at beginning of period	117,078	88,395	88,750	85,847
Cash and equivalents at end of period	$156,536	$98,132	$156,536	$98,132